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                                                                     EXHIBIT 5.1





                                  October 20, 1994



Intel Corporation
Intel Overseas Corporation
2200 Mission College Boulevard
Santa Clara, California 95052-8119


Ladies and Gentlemen:

  This opinion is being delivered in connection with the proposed issuance and sale by Intel Corporation ("Intel") of (a) shares of its common stock, $0.001 par value ("Common Stock"), (b) shares of its preferred stock, $.001 par value ("Preferred Stock"), in one or more series, (c) depository shares evidenced by depository receipts, each representing fractional interests in Preferred Stock ("Depositary Shares"), (d) debt securities of Intel ("Intel Debt Securities"),
(e) options, warrants and other rights to purchase shares of Common Stock ("Common Stock Warrants") or shares of Preferred Stock ("Preferred Stock Warrants"), (f) options, warrants and other rights to purchase shares of capital stock or debt of another corporation or entity ("Third Party Warrants"), (g) options, warrants and other rights to purchase Debt Securities ("Debt Warrants"), (h) options, warrants and other rights issued by Intel entitling the holders thereof to receive, upon exercise, the cash value in U.S. dollars of the right to purchase or sell an amount of non-U.S. currency or currencies for a specified amount of U.S. dollars, such value to be based on the exchange rate prevailing at the time of payment of the U.S. dollar either as compared to a specified non-U.S. currency or currency unit or as determined by reference to an index of specified currencies or currency units ("Currency Warrants"), (i) options, warrants and other rights issued by Intel entitling the holders thereof to receive, upon exercise, an amount in cash determined by reference to decreases, increases or other measurements in the level of a specified stock index which may be based on U.S. or foreign stocks or a combination thereof ("Stock Index Warrants"), (j) options, warrants or other rights relating to other items or indices ("Other Warrants") and (k) debt securities of Intel Overseas Corporation ("Intel Overseas") ("Overseas Debt Securities"), unconditionally guaranteed by Intel ("Guarantees")(the Common Stock, Preferred


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Intel Corporation
Intel Overseas Corporation
October 20, 1994
Page 2

Stock, Depositary Shares, Intel Debt Securities, Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants, Debt Warrants, Currency Warrants, Stock Index Warrants, Other Warrants, Guarantees and Overseas Debt Securities, collectively, the "Securities"), having an aggregate initial public offering price of up to U.S. $1,000,000 or the equivalent thereof. The Securities are to be issued pursuant to a Registration Statement on Form S-3 ("Registration Statement") filed by Intel and Intel Overseas with the Securities and Exchange Commission on October 20, 1994 under the Securities Act of 1933.

  We are familiar with proceedings to date by Intel and Intel Overseas with respect to the issuance and sale of the Securities and have examined such records, documents and matters of law as we have deemed necessary for purposes of this opinion.

  Based upon the foregoing, we are of the opinion that:

  1. Intel is a corporation duly organized and validly existing under the laws of the State of Delaware.

  2. Intel Overseas is a corporation duly organized and validly existing under the laws of the State of California.

  3. The Common Stock, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and any prospectus supplement relating thereto, will be duly and validly issued, fully paid and nonassessable.

  4. When (a) the terms of any particular series of Preferred Stock have been established in accordance with the resolutions of Intel's Board of Directors authorizing the issuance and sale of Preferred Stock, (b) a statement of designation conforming to the Delaware General Corporation Law regarding the Preferred Stock has been filed with the Secretary of State of the State of Delaware and (c) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and any prospectus supplement relating thereto, and in accordance with the terms of the particular series as established by Intel's Board of Directors, the Preferred Stock will be duly and validly issued, fully paid and nonassessable.

  5. When (a) the terms of any particular series of Preferred Stock have been established in accordance with the resolutions of Intel's Board of Directors authorizing the issuance and sale of Preferred Stock, (b) a statement of designation conforming to the Delaware General Corporation Law regarding the Preferred Stock has been filed with the Secretary





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Intel Corporation
Intel Overseas Corporation
October 20, 1994
Page 3


of State of the State of Delaware, (c) the Preferred Stock has been deposited with a bank or trust company (which meets the requirements set forth in the Registration Statement) under one or more deposit agreements, substantially in the form of the form of Deposit Agreement filed as Exhibit 4.8 to Intel and Intel Overseas Registration Statement on Form S-3 (No. 33-58964) filed on March 2, 1993 (the "1993 Registration Statement"), which have been duly authorized and validly executed and (d) Depository Shares, evidenced by depository receipts, are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and any prospectus supplement relating thereto, and in accordance with the appropriate depository agreements, the Depository Shares will be duly and validly issued, fully paid and nonassessable.

  6. When (a) one or more indentures (incorporating the form of Intel Corporation Standard Indenture Provisions, filed as Exhibit 4.2 to the Registration Statement) under which the Intel Debt Securities will be issued have been duly executed and delivered, (b) the terms of the Intel Debt Securities have been established in accordance with the appropriate indenture and the resolutions of Intel's Board of Directors authorizing the creation, issuance and sale of the Intel Debt Securities, (c) the Intel Debt Securities have been executed and authenticated in accordance with the terms of the appropriate indenture and (d) the Intel Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, any prospectus supplement relating thereto, and the appropriate indenture, the Intel Debt Securities will be legal, valid and binding obligations of Intel, enforceable against Intel in accordance with their terms, except that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

  7. When (a) one or more agreements (incorporating the form of Intel Corporation Standard Stock Warrant Provisions, filed as Exhibit 4.6 to the 1993 Registration Statement) under which the Common Stock Warrants and/or Preferred Stock Warrants (collectively the "Stock Warrants") will be issued have been duly executed and delivered by Intel and a warrant agent, (b) the terms of the Stock Warrants have been established in accordance with the appropriate agreement and the resolutions of Intel's Board of Directors authorizing the issuance and sale of the Stock Warrants, (c) the Stock Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Stock Warrants have been





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Intel Corporation
Intel Overseas Corporation
October 20, 1994
Page 4


issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, any prospectus supplement relating thereto and the appropriate agreement, the Stock Warrants will be legal, valid and binding obligations of Intel, enforceable against Intel in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

  8. When (a) one or more agreements (incorporating the form of Intel Corporation Standard Stock Warrant Provisions, filed as Exhibit 4.6 to the 1993 Registration Statement) or other provisions set forth in the Third Party Warrant Agreement which will be filed as an exhibit to or incorporated by reference in the Registration Statement under which the Third Party Warrants will be issued have been duly executed and delivered by Intel and a warrant agent, (b) the terms of the Third Party Warrants have been established in accordance with the appropriate Third Party Warrant Agreement and the resolutions of Intel's Board of Directors authorizing the issuance and sale of the Third Party Warrants, (c) the Third Party Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Third Party Warrants have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, any prospectus supplement relating thereto and the appropriate agreement, the Third Party Warrants will be legal, valid and binding obligations of Intel, enforceable against Intel in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

  9. When (a) one or more agreements (incorporating the form of Intel Corporation Form of Currency Warrant Agreement, including warrant certificates, filed as an exhibit to the Intel Corporation Registration Statement on Form S-3 (filed in February 1988) under which the Currency Warrants will be issued have been duly executed and delivered by Intel and a warrant agent, (b) the terms of the Currency Warrants have been established in accordance with the appropriate agreement and the resolutions of Intel's Board of Directors authorizing the issuance and sale of the Currency Warrants, (c) the Currency Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Currency Warrants have been issued, sold and delivered in the manner and for the consideration stated in the





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Intel Corporation
Intel Overseas Corporation
October 20, 1994
Page 5


Registration Statement, any prospectus supplement relating thereto and the appropriate agreement, the Currency Warrants will be legal, valid and binding obligations of Intel, enforceable against Intel in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

  10. When (a) one or more agreements (incorporating the form of Intel Corporation Stock Index Warrant Agreement, including form of warrant, filed as
Exhibit 4.1 to the Intel's Registration Statement on Form S-3 (File No. 33-20117) filed on November 4, 1992) under which the Stock Index Warrants will be issued have been duly executed and delivered by Intel and a warrant agent,
(b) the terms of the Stock Index Warrants have been established in accordance with the appropriate agreement and the resolutions of Intel's Board of Directors authorizing the issuance and sale of the Stock Index Warrants, (c) the Stock Index Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Stock Index Warrants have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, any prospectus supplement relating thereto and the appropriate agreement, the Stock Index Warrants will be legal, valid and binding obligations of Intel, enforceable against Intel in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

  11. When (a) one or more agreements (incorporating the form of Other Warrant Agreement, including form of warrant, which will be filed as an exhibit to or incorporated by reference in the Registration Statement) under which the Other Warrants will be issued have been duly executed and delivered by Intel and a warrant agent, (b) the terms of the Other Warrants have been established in accordance with the appropriate agreement and the resolutions of Intel's Board of Directors authorizing the issuance and sale of the Other Warrants, (c) the Other Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Other Warrants have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, any prospectus supplement relating thereto and the appropriate agreement, the Other Warrants will be legal, valid and binding obligations of Intel, enforceable against Intel in accordance with their terms, except as may be limited by





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Intel Corporation
Intel Overseas Corporation
October 20, 1994
Page 6


bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

  12. When (a) one or more agreements (incorporating the form of Intel Corporation Standard Debt Securities Warrant Provisions, filed as Exhibit 4.7 to the 1993 Registration Statement) under which the Debt Warrants will be issued have been duly executed and delivered by Intel and a warrant agent, (b) the terms of the Debt Warrants have been established in accordance with the appropriate agreement and the resolutions of Intel's Board of Directors authorizing the issuance and sale of the Debt Warrants, (c) the Debt Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Debt Warrants have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, any prospectus supplement relating thereto and the appropriate agreement, the Debt Warrants will be legal, valid and binding obligations of Intel, enforceable against Intel in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

  13. When (a) one or more indentures (incorporating the form of Intel Overseas Corporation Standard Indenture Provisions, filed as Exhibit 4.4 to the Registration Statement) under which the Overseas Debt Securities will be issued have been duly executed and delivered, (b) the terms of the Overseas Debt Securities have been established in accordance with the appropriate indenture and the resolutions of the Intel Overseas' Board of Directors authorizing the creation, issuance and sale of the Overseas Debt Securities and Intel's Board of Directors authorizing the Guarantee of the Overseas Debt Securities as provided in the appropriate indenture, (c) the Overseas Debt Securities have been executed and authenticated in accordance with the terms of the appropriate indenture and (d) the Overseas Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, any prospectus supplement relating thereto, and the appropriate indenture, the Overseas Debt Securities and the Guarantee will be legal, valid and binding obligations of Intel Overseas and Intel, respectively, enforceable against Intel Overseas and Intel in accordance with their terms, except that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the





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Intel Corporation
Interl Overseas Corporation
October 20, 1994
Page 7


enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

  In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement has been declared effective, that the authorization of the Securities will be applicable to such Security, will not have been modified or rescinded and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by Intel or Intel Overseas with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Intel or Intel Overseas, or any restriction imposed by any court or governmental body having jurisdiction over Intel or Intel Overseas.

  We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

  We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related prospectus and prospectus supplement under the heading "Legal Matters."


08009

                                              PILLSBURY MADISON & SUTRO